EXHIBIT 32.1

WRITTEN STATEMENT

PURSUANT TO

18 U.S.C. SECTION 1350

The undersigned, RONALD G. LEE, the Chief Executive Officer/Chief Financial Officer, of LEE PHARMACEUTICALS (the “Company”), pursuant to 18 U.S.C. Section 1350, hereby certifies that, to the best of his knowledge:

(i)  the FORM 10-QSB of the Company for the quarter ended June 30, 2005 (the “Report”) fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(ii)  the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:	AUGUST 5, 2005

RONALD G. LEE
Ronald G. Lee